Exhibit 10.9

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“First Amendment”) is entered into between American Locker Group Incorporated, a Delaware corporation (the “Employer”), and Paul M. Zaidins (the “Executive”) this 11th day of May, 2011, but is to be effective as of the dates set forth below in Section 10.

RECITALS

A. The Employer and Executive have previously entered into that certain Employment Agreement, effective as of February 1, 2010, pursuant to which the Employer has employed the Executive (the “Agreement”) on the terms set forth herein.

B. The Employer and the Executive desire to amend the Agreement as provided herein and to provide for the effective date of this First Amendment as provided below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Amendment.

(a) Definitions. Subsection (i) of the definition of Good Reason in Section 1(j) of the Agreement is hereby amended to read in its entirety as follows:

(i) Without the Executive’s express written consent, (i) a demotion of the Executive to a position within the Employer that is subordinate to the Chief Executive Officer of the Employer or (ii) a material adverse change made by the Employer in the Executive’s functions, duties or responsibilities as Chief Executive Officer, as such duties exist of the date hereof;

(b) Terms of Employment. The first sentence of Section 2(a) of the Agreement is hereby amended to read in its entirety as follows:

(a) Employer hereby employs the Executive to serve as Chief Executive Officer and President of Employer and Executive hereby accepts said employment and agrees to render such services to the Employer, on the terms and conditions set forth in this Agreement.

(c) Compensation and Benefits.

(i) Section 3(a) of the Agreement is hereby amended to read in its entirety as follows:

(a) For services rendered hereunder by the Executive, the Employer shall compensate and pay Executive for his services during the term of this Agreement at a minimum annual gross base salary of One Hundred Ninety Thousand and No/100 Dollars ($190,000.00) for the year ending December 31, 2011 and each year thereafter (the “Base Salary”), which may be increased from time to time in such amounts as may be determined by the Board.

(ii) Section 3(d) of the Agreement is hereby amended to read in its entirety as follows:

(d) The Executive shall be entitled to the use of that certain 2008 Ford Explorer XLT (VIN#1FMEU63E28UA93897) that is currently leased by the Employer for the remainder of the lease term and all costs of insurance and maintenance of such vehicle shall be borne by the Employer. Upon expiration of such lease, the Employer shall furnish a comparable vehicle to the Executive for his use and shall reimburse the Executive for all costs of insurance and maintenance of such vehicle during the remainder of the term of this Agreement.

(iii) A new Section 3(f) is hereby added to the Agreement, and such Section 3(f) shall read in its entirety as follows:

(f) As additional compensation hereunder, the Employer hereby agrees to issue 8,000 shares of Common Stock, $1.00 par value per share, to Executive, effective as of February 1, 2011 and to instruct its transfer agent to issue to the Executive certificates evidencing such shares and, upon issuance and delivery of such certificates, the shares of Common Stock evidenced thereby shall be deemed duly and validly authorized, fully paid and nonassessable. The Executive understands that the compensation evidenced by such shares and cash payments shall be subject to appropriate withholdings.

(d) Termination. The last paragraph of Section 4(f) of the Agreement is hereby amended to read in its entirety as follows:

The Executive shall, as a condition to receiving the payments described in this Section 4(f), (i) execute a full and complete release of the Employer from any further obligation under this Agreement, in form and substance reasonably satisfactory to the Employer and the Executive and (ii) make himself available to the Employer on a reasonable basis, during normal business hours (not to exceed 40 hours a week), but at the Employer’s expense, for three months following the termination of his employment for purposes of assisting the Executive’s successor.

2. No Other Amendment; Definitions. Except as specifically modified and amended pursuant to Section 1 hereof, the Agreement shall remain in full force and effect without revision thereto. Moreover, all capitalized terms used in this First Amendment, unless otherwise defined herein or the context specifically provides otherwise, shall have the same meanings herein as attributed to such terms in the Agreement.

3. Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns or, as appropriate, heirs and legal representatives.

4. Applicable law. To the extent not preempted by Federal law, the validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined accordance with the law of the State of Texas.

5. Jurisdiction and Venue. Any judicial proceedings brought by or against any party on any dispute arising out of this First Amendment or any matter related thereto shall be brought in the state or federal courts of Dallas County, Texas, and, by execution and delivery of this First Amendment each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this First Amendment after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).

6. Descriptive Headings; Language Interpretation. The descriptive headings of this First Amendment are inserted for convenience only and do not constitute a part of this First Amendment. In the interpretation of this First Amendment, unless the context otherwise requires, (a) words importing the singular shall be deemed to import the plural and vice versa, (b) words denoting gender shall include all genders, and (c) references to parties, articles, sections, schedules, paragraphs and exhibits shall mean the parties, articles, sections, schedules, paragraphs and exhibits of and to this First Amendment.

7. Integration. This First Amendment and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein.

8. Severability. Any term or provision of this First Amendment which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this First Amendment or affecting the validity or enforceability of any of the terms or provisions of this First Amendment in any other jurisdiction. Furthermore, in lieu of such invalid or unenforceable provision there shall be added automatically as part of this First Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

9. Counterparts. This First Amendment may be executed in two or more counterparts (including by facsimile or portable document format (pdf)), each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this First Amendment to produce or account for more than one such counterpart.

10. Effective Date. This First Amendment shall be effective (i) on February 1, 2011, with respect to the modifications provided for in Section 1(c) of this First Amendment, and (ii) on September 1, 2011, with respect to the modifications provided for in Sections 1(a), (b) and (c) of this First Amendment, provided, however that the effectiveness of the modifications provided for in Sections 1(a), (b) and (c) of this First Amendment shall be conditioned upon the Board of Directors approving the appointment of the Employee as Chief Executive Officer of the Company prior to September 1, 2011.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date set forth above.

AMERICAN LOCKER GROUP INCORPORATED,
a Delaware corporation

By:

Name:	John E. Harris
Its:	Chairman of the Board

Paul M. Zaidins

4